UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 10, 2013

NATIONAL  AUTOMATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53755 (Commission File Number)	26-1639141 (I.R.S. Employer Identification No.)

P.O. Box 400775
Las Vegas, NV 89140
(Address of principal executive offices)  (zip code)

(877) 871-6400
(Registrant's telephone number, including area code)

P.O. Box 531744
Henderson, NV 89074
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02.      Depature of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2013, the Company elected Tom Sego as an Independent Board if Director Member. A 9 year career at Apple as head of World Wide Sales and Sales Support, Tom has since been the co-founder of three different start-ups, SunVault, Clearfly Communications, and SouthInk.   He is currently CEO of SouthInk, which is a fast growing wine sales and marketing company that exports Chilean and Argentinean wine to the US, Europe, Middle East and Asia.  Prior to founding SouthInk, he co-founded SunVault, a solar energy storage company, and Clearfly communications.   Tom reported directly to Tim Cook.  He managed 6 different divisions with Apple including Premium Reseller Program stores outside of the US.  Tom was responsible for expanding an experimental program from 300 stores to 2600 stores in 24 months, accounting for a large amount of Apple’s growth during that period.  Before Apple, Tom worked at Alta Vista in business analysis and product management.  Tom also performed merger and acquisition work in business development at Emerson Electric after getting his MBA from Harvard Business School.   Before business school Tom held various engineering positions at Eli Lilly and Caterpillar.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

Exhibit  No.         Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2013